                                                                    EXHIBIT 10.8


                              OPERATING AGREEMENT
                              -------------------


          AGREEMENT (for convenience called "Operating Agreement") made as of the 28th day of December, 1981, by and among ICI Americas Inc. ("ICI-AM"), a Delaware corporation having its principal office at One Rollins Plaza, Wilmington, Delaware 19897; UNIROYAL, Inc. ("Uniroyal"), a New Jersey corporation having its principal office at Benson Road, Middlebury, Connecticut 06749; Rubicon Chemicals Inc. ("RCI"), a Louisiana corporation having its principal office at Geismar, Louisiana 70734 and Rubicon Inc. ("Rubicon"), a Louisiana corporation having its principal office at Geismar, Louisiana 70734.

                                   WHEREAS:

          (1) ICI-AM, Uniroyal and RCI are the parties to an agreement, dated as of April 1, 1977 (the "Original Operating Agreement"); and

          (2) in view of certain transactions, arrangements and agreements between RCI and Rubicon and between Uniroyal and ICI American Holdings Inc., the parent company of ICI-AM, the parties to the Original Operating Agreement and Rubicon desire to amend and restate the Original Operating Agreement, as hereinafter provided, and to add Rubicon as a party hereto;

          NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto, intending to be legally bound hereby, agree that the Original Operating Agreement be, and it hereby is, amended and restated as of December 28, 1981 to provide as follows.

     1. Exhibits; Definitions
        ---------------------

          1.1  The following Exhibits are annexed hereto and form a part hereof:

          Exhibit A - Principles of Capital Responsibility and Cost Allocation

          Exhibit B - Form of Lease

          Exhibit C - Form of Financing Agreement
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          Exhibit D - Form of Utilities Services Agreement between Rubicon and
                      Uniroyal

          Exhibit E - Benzene Specifications

          Exhibit F - Ammonia Specifications

          Exhibit G - Aniline Specifications

References to any of said Exhibits in this Operating Agreement shall be deemed to mean such Exhibit as last revised or amended.

          1.2 All terms which are defined elsewhere in this Operating Agreement or in any of the Exhibits attached hereto are used in this Agreement as so defined.

          1.3 The following terms shall have exclusively the following meanings.

          (a)  Nitric Acid Plant.  The term "nitric acid plant" means the
               -----------------
     facilities included in Rubicon's two battery limits plants for reacting ammonia and air to form nitric acid.

          (b)  Sulfuric Acid Plant.  The term "sulfuric acid plant" means the
               -------------------
     facilities included in Rubicon's separate battery limits plant for converting weak sulfuric acid into concentrated sulfuric acid.

          (c)  Nitrobenzene Plant.  The term "nitrobenzene plant" means the
               ------------------
     facilities included in Rubicon's separate battery limits plant for reacting benzene and nitric acid, in the presence of concentrated sulfuric acid, to form nitrobenzene (but excluding the TDA/DNT assets located therein).

          (d)  Aniline Plant.  The term "aniline plant" means the facilities
               -------------
     included in Rubicon's separate battery limits plant for reacting nitrobenzene and hydrogen to form aniline (but excluding the TDA/DNT assets located therein).

          (e)  Integrated Aniline Plant.  The term "integrated aniline plant"
               ------------------------
     means the facilities included in Rubicon's integrated battery limits plant

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     consisting of integrated process units for producing nitrobenzene and aniline and concentrating sulfuric acid.

          (f) DPA Plant.  The term "DPA plant" means the facilities included in
              ---------
     Rubicon's battery limits plant or plants for converting aniline into DPA (but excluding the TDA/DNT assets located therein).

          (g) TDI Plant.  The term "TDI plant" means the battery limits plant
              ---------
     owned by RCI at Geismar, Louisiana for the phosgenation of toluene diamine to form toluene diisocyanate ("TDI").

          (h) MDI Plant.  The term "MDI plant" means the battery limits plant
              ---------
     owned by RCI at Geismar, Louisiana for reacting aniline with formaldehyde to form diamine diphenylmethane ("DADPM") and the phosgenation of DADPM to form diphenylmethane diisocyanate ("MDI") and to make pure MDI and variants thereof.

          (i) TDA/DNT Plant.  The term "TDA/DNT plant" means those identifiable,
              -------------
     distinct and separate assets located in the aniline plant, the DPA plant and the nitrobenzene plant, respectively, which are used solely as part of the process for producing toluene diamine ("TDA") and dinitrotoluene ("DNT"), respectively, as distinguished from those other assets located in such plants which are used to produce products or intermediates as well as, or other than, TDA or DNT.

          (j) RCI Plants. The term "RCI plants" means the TDI plant, the MDI
              ----------
     plant, the TDA/DNT plant and any other RCI External Assets.

          (k) Waste Disposal Plant.  The term "waste disposal plant" means the
              --------------------
     facilities included in Rubicon's deep wells and ancillary equipment for the accumulation, neutralization, sand filtration and subsequent injection of certain concentrated liquid waste.

          (l) Off-sites.  The term "Off-sites" means all of Rubicon's
              ---------
     facilities not included in any of the plants defined in subparagraphs (a) through (k) above (or any other newly defined plant).

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          (m)  Aniline Facilities.  The term "Aniline Facilities" means
               ------------------
     Rubicon's facilities consisting of the nitric acid plant, the sulfuric acid plant, the nitrobenzene plant, the aniline plant and the integrated aniline plant.

          (n)  External Assets.  The term "External Assets" means personal
               ---------------
     property owned by either RCI or Rubicon which is located on the real property owned by the other and may or may not be interconnected or operated in conjunction with the other's facilities. As used herein, External Assets may be included in other defined terms, i.e., one or more of Rubicon's battery limits plants may include External Assets of RCI and one or more of RCI's battery limits plants may include External Assets of Rubicon.

          (o) Whenever the term "Rubicon's facilities" is used herein, it means those facilities owned by Rubicon referred to whether or not subject to the Lease and including Rubicon's External Assets (but in no event means or includes the RCI plants or any other facilities owned by RCI including RCI's External Assets).

          (p) Whenever the term "battery limits plant" is used herein with respect to one of Rubicon's or RCI's plants, it includes all facilities associated therewith, including finished goods storage facilities related thereto and, with respect to the Aniline Facilities, benzene unloading and storage facilities, wherever located on Rubicon's property or RCI's property (but in all events excluding any facilities included in any Off-site or the waste disposal plant).

          (q)  Products.  The term "products" means the following substances:
               --------

               (1) nitric acid from the nitric acid plant,

               (2) concentrated sulfuric acid from the sulfuric acid plant,

               (3) nitrobenzene from the nitrobenzene plant and from the nitrobenzene unit of the integrated aniline plant,

               (4) aniline from the aniline plant and from the aniline unit of the integrated aniline plant,

               (5) DPA from the DPA plant,

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               (6)  DNT from the TDA/DNT plant,

               (7)  TDA from the TDA/DNT plant,

               (8)  TDI from the TDI plant,

               (9)  MDI from the MDI plant, and

               (10) DADPM from the MDI plant,

and the term "product" means any of the foregoing.

          (r)  RCI Products.  The term "RCI products" means collectively DNT,
               ------------
     TDA, TDI, MDI and DADPM.

          (s)  Percentage Entitlement.  The term "percentage entitlement" with
               ----------------------
     respect to each plant within the Aniline Facilities means, for ICI-AM, 73.2% and, for Uniroyal, 26.8%, and with respect to the DPA plant means 100% for Uniroyal. The respective percentage entitlements with respect to each plant within the Aniline Facilities may be amended from time to time in accordance with this Operating Agreement, and the latest percentage entitlements as so established shall be the percentage entitlements with respect to such plants for the purposes of this Operating Agreement.

          (t)  Design Capacity.  The term "Design Capacity" with respect to the
               ---------------
     capacity of all or part of a plant means the annual capacity to produce product which the parties agree it is designed or is to be designed to produce, when operated 24 hours per day for 330 days per year.

          (u)  Rated Capacity.  The term "Rated Capacity" with respect to each
               --------------
     plant within the Aniline Facilities means the annual capacity of such plant to produce product, determined in accordance with the procedures contained in subparagraph 5.6(e) of this Operating Agreement, and the latest capacity so determined shall be the Rated Capacity for the purposes of this Operating Agreement.

          (v)  Expansion Percentage.  The term "Expansion Percentage", for a
               --------------------
     User with respect to an expansion of capacity to produce aniline referred to in Section 11, means the percent derived by dividing that User's Design

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     Expansion Capacity by the aggregate Design Expansion Capacities of such expansion for both Users.

          (w)  Design Expansion Capacity.  The term "Design Expansion Capacity",
               -------------------------
     with respect to an expansion of capacity to produce aniline referred to in
     Section 11, means either the additional annual aniline production capacity specified by one User or the combined capacities specified by both Users, as appropriate, as provided in Section 11.

          (x)  Expansion Rated Capacity.  The term "Expansion Rated Capacity",
               ------------------------
     with respect to an expansion of capacity to produce aniline referred to in
     Section 11, means the additional annual capacity of a plant within the Aniline Facilities to produce product resulting from such expansion, determined in accordance with the procedures referred to in paragraph 11.4.

          (y)  Pre-Expansion Rated Capacity.  The term "Pre-Expansion Rated
               ----------------------------
     Capacity" means the annual capacity of a plant within the Aniline Facilities to produce product, determined in accordance with the procedures referred to in paragraph 11.4 before an expansion of capacity to produce aniline referred to in Section 11.

          (z)  Post-Expansion Rated Capacity.  The term "Post-Expansion Rated
               -----------------------------
     Capacity" means the annual capacity of a plant within the Aniline Facilities to produce product, determined in accordance with the procedures referred to in paragraph 11.4 after an expansion of capacity to produce aniline referred to in Section 11.

          (aa) Completion.  The term "Completion", with respect to an expansion
               ----------
     pursuant to this Operating Agreement, means the date upon which the equipment or property installed or constructed to accomplish such expansion is placed in a state of readiness for a specifically assigned purpose and with respect to which the period of depreciation begins.

          (bb) Operating Agreement.  The term "Operating Agreement" means,
               -------------------
     unless otherwise indicated, the Original Operating Agreement as amended and restated by this Operating Agreement as of December 28, 1981 only, and as it may hereafter be further amended, as distinguished from the

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     Original Operating Agreement prior to such amendment and restatement, and includes all Exhibits thereto.

          (cc) Users and User.  The terms "Users" and "User", respectively, mean
               --------------
     ICI-AM and Uniroyal collectively and either individually.

          (dd) Lease.  The term "Lease" means the indenture of lease for certain
               -----
     of Rubicon's assets, the form of which is attached hereto as Exhibit B.

          (ee) Financing Agreement.  The term "Financing Agreement" means the
               -------------------
     agreement for providing financing to Rubicon, the form of which is attached hereto as Exhibit C.

          (ff) Utilities Services Agreement.  The term "Utilities Services
               ----------------------------
     Agreement" means the agreement for Uniroyal to provide Rubicon with certain services, the form of which is attached hereto as Exhibit D.

          (gg) WD Percentage Entitlement.  The term "WD percentage entitlement"
               -------------------------
     with respect to the waste disposal plant means, for ICI-AM, 80% and, for Uniroyal, 20%.

     2.   Operation for Users and RCI
          ---------------------------

          2.1  Rubicon shall:

               (i) operate the Aniline Facilities and the DPA plant to perform conversion services for ICI-AM and Uniroyal, respectively, and operate the waste disposal plant and the Off-sites, all as hereafter provided in this Operating Agreement, and

               (ii) lease to ICI-AM and Uniroyal certain machinery and equipment included in the Aniline Facilities, the DPA plant, the waste disposal plant and the Off-sites in accordance with the Lease.

          2.2 Rubicon shall operate the RCI plants for RCI, as hereafter provided in this Operating Agreement.

          2.3 Notwithstanding any apparent or implicit contradiction with the other provisions of this Operating Agreement, the parties hereto understand and

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intend that the express provisions for the operation by Rubicon of the Aniline
Facilities and the DPA plant to perform conversion services only for ICI-AM and Uniroyal, respectively, include performing such conversion services on behalf of ICI-AM and Uniroyal, respectively, to produce aniline from benzene furnished by tolling customers of either of them and to produce DPA from aniline furnished by tolling customers of Uniroyal. The performance of such conversion services by Rubicon on behalf of either ICI-AM or Uniroyal shall, for all purposes of this Operating Agreement, be deemed to be performance of such conversion services for the respective User, the benzene furnished by such a customer of either User shall be deemed furnished by such User, the aniline produced therefrom shall be deemed produced for such User and the operating costs incurred with respect to such production shall be allocated to and paid by such User, and the aniline furnished by such customer of Uniroyal shall be deemed furnished by Uniroyal, the DPA produced therefrom shall be deemed produced for Uniroyal and the operating costs incurred with respect to such production shall be allocated to and paid by Uniroyal; provided, however, title to benzene or aniline furnished by such customers and material-in-process and products (but not by-products) of the Aniline Facilities and the DPA plant in the possession of Rubicon at any time shall be vested in such customers in the respective proportions in which each such customer's interest therein shall appear at such time. By-products from any such production shall be deemed by-products from production for the respective User as provided in this Operating Agreement.

     3.   General Obligations of Rubicon With Respect to Its Facilities
          -------------------------------------------------------------

          3.1 Except as otherwise provided in Section 5, Rubicon shall, in accordance with this Operating Agreement, as an independent contractor, but, with respect to the use of Leased Property subject to the Lease, as agent for the Users, operate the Aniline Facilities and the DPA plant, respectively, only to perform conversion services to produce aniline exclusively for the Users and DPA exclusively for Uniroyal and operate the waste disposal plant and Off-sites as hereinafter provided. Except for benzene to be furnished by the Users to produce aniline and aniline to be furnished by Uniroyal to produce DPA, all utilities, labor, materials and services required to operate Rubicon's facilities to produce aniline and DPA shall be furnished by Rubicon. Rubicon shall

               (i) allocate to, and deliver to or on behalf of, the Users the products and by-products, if any, resulting from the operation of the Aniline Facilities and deliver to or on behalf of Uniroyal the products and by-products, if any, resulting from the operation of the DPA plant, and

               (ii) allocate to, and collect from, the Users and RCI the costs incurred for the operation of the Aniline Facilities, the DPA plant, the waste disposal plant and the Off-sites in accordance with the procedures contained in Sections 5, 6 and 9 hereof, respectively.

          3.2 In determining its variable costs for all purposes of this Operating Agreement, Rubicon shall use an average year-to-date cost for each element, including, but not limited to, purchased utilities, labor, materials and services.

          3.3 Rubicon shall at all times maintain its facilities in a good state of repair and shall operate such facilities utilizing sound operating practices.

          3.4 Rubicon shall make additions to, modifications of or improvements in its facilities as may be specified by the Users in accordance with this Operating Agreement and make such other normal maintenance and improvement expenditures as shall be approved by Rubicon's Board of Directors.

          3.5 At the request of either User or RCI made at any time, Rubicon shall acquire such other facilities as may be required to deliver to Rubicon's property line products resulting from the operation of its facilities or RCI's plants for such User or RCI. Each User (and ICI-AM for RCI) shall be responsible for the fixed capital required for the facilities requested by it or RCI pursuant to this paragraph.

          3.6 Rubicon shall maintain complete and accurate books and records which shall reflect the procedures concerning the operation of Rubicon's facilities in accordance with this Operating Agreement, including, without limitation, the procedures for determining and allocating quantities of products and for defining, calculating and allocating to each User and to RCI the costs (including Rubicon's pre-operational and start-up costs) and capital requirements of, and cash flows from, operating its facilities for the Users and RCI, in accordance with Exhibit A.

          3.7 Rubicon shall maintain in force policies of insurance covering damage to or destruction of the facilities operated for the Users and RCI, including inventory thereat or elsewhere under the control of Rubicon. Said insurance shall include the interests of Rubicon, the Users and RCI, and shall cover such perils and be in such amounts as directed by the Users. The amount and terms of such insurance shall be reviewed annually by Rubicon with the Users.

          3.8 The Users and Rubicon shall prepare a suitable accounting manual consistent with the principles stated herein and the Exhibits hereto.

          3.9 So long as Rubicon has the right to use Avenue E from 40th Street to River Road, it will be solely responsible for the maintenance thereof and all costs incurred for such maintenance.

     4.   General Obligations of Users and RCI
          ------------------------------------

          4.1 Neither User nor RCI shall order or cause Rubicon to operate Rubicon's facilities or the RCI plants, or to produce or deliver products, other than in accordance with this Operating Agreement.

          4.2 Except to the extent paid by a User to Rubicon as rent under the Lease, each User and RCI shall pay to Rubicon that portion of Rubicon's pre-operational and start-up costs and that portion of Rubicon's variable, constant and capital based costs, as defined, calculated and allocated to such User and RCI in accordance with this Operating Agreement.

          4.3 Periodically as required, Rubicon shall prepare a forecast of its working capital requirements with respect to the operation of its facilities for the Users and RCI and the RCI plants for RCI for the ensuing period. Such forecast shall be prepared, and such working capital requirements allocated to each User (including working capital requirements allocated to RCI in ICI-AM's share), in accordance with Exhibit A. Each User shall, in accordance with the Financing Agreement, lend to Rubicon such User's share (including working capital requirements allocated to RCI in ICI-AM's share) of Rubicon's forecast working capital requirements so allocated to it.

          4.4 Periodically as required, Rubicon shall prepare a forecast of its fixed capital requirements with respect to its facilities for the ensuing period and, after making fixed capital expenditures, an analysis of the expenditures made. Such

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forecast and analysis shall be prepared, and such fixed capital expenditures allocated to each User (including fixed capital requirements allocated to RCI in ICI-AM's share), in accordance with Exhibit A. Each User shall, in accordance with the Financing Agreement, lend to Rubicon such User's share (including fixed capital requirements allocated to RCI in ICI-AM's share) of Rubicon's forecast and actual fixed capital requirements as allocated to it.

          4.5 For Rubicon's performing all of its obligations under this Operating Agreement, in addition to paying the costs referred to in paragraph 4.2, ICI-AM and RCI will pay to Rubicon fees in the aggregate amount of $153,600 per year (divided between them from time to time as directed by ICI-AM and RCI) and Uniroyal will pay to Rubicon a fee of $226,400 per year. Such fees shall be paid in twelve equal monthly installments.

          4.6 The obligations of ICI-AM and RCI, on the one hand, and Uniroyal, on the other hand, under this Operating Agreement shall be several and not in solido, but the obligations of ICI-AM and RCI shall be in solido and not several.

     5.   General Operating Principles for the Aniline Facilities
          -------------------------------------------------------

          The general operating principles concerning the entitlement of the Users with respect to products resulting from Rubicon's operation of the Aniline Facilities (and in this Section 5 the term "products" shall mean only those resulting from the operation of the Aniline Facilities), the requirements with respect to furnishing benzene, the allocation and payment of Rubicon's operating costs with respect to the Aniline Facilities (and in this Section 5 the term "operating costs" shall mean only those incurred with respect to the Aniline Facilities), and the consequences of a User's failure to order products or to furnish benzene, shall be as stated below.

          The other provisions of this Section 5 and elsewhere in this Operating Agreement to the contrary notwithstanding, the parties recognize that the production of TDA and DNT requires the use of certain facilities in the aniline plant and the nitrobenzene plant and, as hereinafter set forth, the sulfuric acid plant, in addition to the TDA/ DNT plant. During those periods in which the operation of the sulfuric acid plant is not required relative to the production of aniline for the Users it will be operated solely for the production of DNT and all the costs, including variable, constant and capital based costs, incurred by Rubicon for the operation of the sulfuric acid plant during such periods shall be allocated to and paid by RCI. During

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any period in which part or all of the sulfuric acid plant's operation is required for the production of aniline as well as DNT and at all times with respect to the operation of the aniline plant to produce aniline and the nitrobenzene plant to produce nitrobenzene, as well as in part for the production of DNT, all operations for the production of DNT shall be deemed to be production of aniline or nitrobenzene, as appropriate, for ICI-AM for purposes of determining the respective entitlements of the Users to products resulting from the operation of the Aniline Facilities, and for purposes of allocating to the Users the variable, constant and capital based costs incurred by Rubicon for the operation of the Aniline Facilities in accordance with this
Section 5. ICI-AM shall determine and instruct Rubicon to what extent production capacity available for it shall be used for aniline, nitrobenzene or DNT and to what extent any costs allocated to it shall be paid by RCI.

          5.1. Entitlement to Products
               -----------------------

          (a) Before the end of each month, Rubicon shall advise the Users as to its estimate of the maximum quantity of each product which can result from Rubicon's operations in each day of the following month.

          (b) On a specified day in each month, each User shall be entitled to order produced for it during each day in the following month a quantity of each product up to

               (i) such User's ("the first User") percentage entitlement to such estimated maximum quantity of each product, plus

               (ii) that portion, if any, of such estimated maximum quantity not ordered by the other User (the "second User") which, together with the quantity determined under (i), will not result in the first User's receiving a quantity of product for the year-to-date period in excess of the first User's percentage entitlement to the Rated Capacity for such product for such year-to-date period, plus

               (iii) any remaining portion of the second User's unused
                     percentage entitlement to such maximum estimated quantity which the second User agrees to make available to the first User for such day.

          (c) Thereafter, either User may increase or decrease its order for each product for any day on reasonable notice to Rubicon and such User's order as last so revised shall become the existing order of such User, but any increase shall be taken into account only to the extent that a capacity to produce such product in excess of that last ordered by both Users for that day shall become available for such day and shall be within the quantity of such product which the User seeking an increase would be entitled to order under subparagraph (b) above.

          (d) Rubicon shall promptly advise both Users of the aggregate existing orders for products.

          (e) The available quantity of each product shall be allocated between the Users each day in accordance with the following:

               (i) when the quantity available is equal to or greater than the aggregate quantity ordered by both Users, the quantity available shall be allocated between the Users in proportion to their respective existing orders, but

               (ii) when the quantity available is less than the aggregate quantity of both Users' existing orders, the quantity available shall be allocated between the Users as follows:

                         first, there shall be allocated to each User the
                    quantity of its existing order, or such User's percentage entitlement of the quantity available, whichever is less, and then, the remaining quantity available, if any, shall
                    be allocated to the User to which there was allocated in the first step above less than the quantity of such User's existing order.

          (f) If either User fails to furnish Rubicon enough benzene, or to leave available enough intermediate product necessary for production of another product, and thus limits the quantity of a given product which Rubicon can produce on a given day for such User to less than the quantity to which such User otherwise would have been entitled, then the available quantity of that product produced shall be allocated between the Users for that day in proportion to the limiting benzene or intermediate product furnished, or left available, by each User for that day.

          (g) Each User shall have the right to specify how much, if any, of the available quantity of each product allocated to such User for each day is to be delivered to or on behalf of such User outside the Aniline Facilities, and how much, if any, is to be used for production of another product.

          (h) If, through any circumstance, a quantity of a given product which should have been allocated to or delivered to or on behalf of one User ("the first User") for a given day is in fact allocated to or delivered to or on behalf of the other User ("the second User") for such day, Rubicon shall promptly notify the first User and shall adjust subsequent allocations or deliveries of such product between the Users so as to correct the variance in allocation or delivery at the earliest opportunity, but if Rubicon fails to correct such variance during the month in which it is discovered, the variance shall be corrected at the earliest opportunity thereafter only if and to the extent that the first User shall request it, in which event the quantity of such product returned to the first User shall be taken from the quantity of such product allocable to the second User pursuant to subparagraphs (e) and (f) above.

          (i) If one User ("the first User") has availed itself of product storage space in any portion of the other User's ("the second User") entitlement to product storage space and if, solely as a consequence of lack of product storage space for the second User, Rubicon is unable to produce all of the second User's ordered product, then

               (i) there shall be deemed to have been produced for the second User and transferred from the stored product of the first User a quantity equal to the second User's order for product which could not, for this reason, be produced; and

               (ii) if the product so transferred is nitrobenzene or aniline, it shall be deemed to have been produced from benzene belonging to the second User.

          (j) Any by-product, except high pressure steam resulting from the operation of the nitric acid plant and low pressure steam (approximately 30 psig) resulting from the operation of the integrated aniline plant, resulting from the operation of the Aniline Facilities shall, at no additional charge to the Users, be delivered to or on behalf of the Users in the same ratios as the product to which the by-product relates.

          5.2. Furnishing Benzene to Rubicon
               -----------------------------

          (a) Each User shall furnish to Rubicon the quantity of benzene meeting the specifications set forth in Exhibit E required by Rubicon in the operation of the Aniline Facilities for such User. The provisions of any agreement by Rubicon to defend and indemnify the Users with respect to benzene shall not be deemed or construed as a release or waiver by Rubicon of its rights hereunder.

          (b) The furnishing of benzene shall be determined in accordance with the following rules.

               (1) A User's benzene shall be deemed to be furnished to Rubicon within the meaning of paragraph (a) immediately above and subparagraph
          (2) immediately below when such benzene has been delivered to the vicinity of Rubicon's property and is within its control, even though such benzene has not yet been transferred into Rubicon's benzene storage facility.

               (2) If one User ("the first User") has availed itself of benzene unloading facilities or benzene storage space in any portion of the other User's ("the second User") entitlement to unloading facilities or benzene storage space when the second User has furnished benzene to Rubicon as provided in (1) above, then

                    (i) any demurrage charges incurred by the second User (with respect to any vessel, tank car or tank truck holding benzene) as a result of the first User's use of such portion of benzene unloading facilities or benzene storage space shall be paid for by the first User; and

                    (ii) the benzene of the first User which occupies such
               portion of the benzene unloading facilities or benzene storage space shall be deemed exchanged for an equal amount of benzene of the second User but only if and to the extent that Rubicon requires such amount of benzene to fill the second User's ordered quantity of product.

          5.3  Uniroyal's Option to Furnish Ammonia to Rubicon
               -----------------------------------------------

          (a) Uniroyal may, at any time and from time to time, furnish to Rubicon for use in the nitric acid plant, and Rubicon shall accept for such use, any ammonia which results from the operation of the DPA plant for Uniroyal and which meets the ammonia specifications set forth in Exhibit F, provided that such purchase by Rubicon shall not violate any existing Rubicon contract for the purchase of ammonia or require the payment by Rubicon of any liquidated damages under any such contract.

          (b) Rubicon shall pay, or credit, Uniroyal for such ammonia the lowest most recent net price to Rubicon (f.o.b. supplier) of ammonia otherwise purchased by Rubicon.

          (c) At Uniroyal's request, Rubicon shall, in accordance with paragraph
     3.4 of this Operating Agreement, acquire and operate such additional facilities as Uniroyal may specify so that ammonia from the DPA plant will meet the applicable specifications for ammonia, and such facilities shall be included in the definition of the DPA plant for all purposes under this Agreement.

          5.4  Use and Delivery of Low Pressure Steam
               --------------------------------------

          Rubicon shall, as and to the extent requested by Uniroyal, deliver to Uniroyal, at the property line between Rubicon and Uniroyal, at the property line between Rubicon and Uniroyal, up to that quantity of the low pressure steam (approximately 30 psig) generated by the Aniline Facilities as exceeds the aggregate quantity of such low pressure steam (i) which is utilized by Rubicon in the Aniline Facilities plus (ii) which is delivered to RCI or the other Rubicon facilities as provided in the following two sentences. Rubicon shall, as and to the extent requested by RCI, deliver up to 15,000 lbs. per hour for use in the MDI plant and up to 10,000 lbs. per hour for use in the TDI plant of such low pressure steam. As and to the extent authorized in specific appropriation requests approved by its Board of

Directors, Rubicon shall make additional quantities of such low pressure steam available for delivery to and use in Rubicon facilities, other than the Aniline Facilities, and in the RCI plants. Uniroyal and RCI shall, until December 25, 1983, pay to Rubicon, and, until such date, Rubicon shall charge to any of its facilities, including the Aniline Facilities, utilizing such low pressure steam, for each pound of such steam so delivered and utilized in each month, a price equal to 0.80 of the average total constant (excluding any constant cost resulting from the basic charge referred to in subparagraph 5.2(b) of the Utilities Services Agreement) and variable costs incurred by Rubicon in accordance with Exhibit A for each pound of 600 psig steam purchased by Rubicon from Uniroyal in such month, and after such date a price equal to 0.70 of such costs. Rubicon shall apply such payments from Uniroyal and RCI and such charges to its facilities in reduction of Rubicon's variable costs incurred with respect to the production of aniline.

          5.5  Use of High Pressure Steam from Nitric Acid Plant
               -------------------------------------------------

          Rubicon shall utilize high pressure steam generated by the nitric acid plant in its other operations and reduce purchases of steam from Uniroyal or other sources accordingly. Rubicon shall charge to the variable cost of the operations utilizing such steam, for each pound of steam so utilized in each month, an amount equal to the average total constant and variable costs incurred by Rubicon in accordance with Exhibit A for each pound of 600 psig steam purchased by Rubicon from Uniroyal in such month, and shall apply the amount of such charges in reduction of Rubicon's variable cost incurred with respect to the operation of the nitric acid plant.

          5.6 Allocation and Payment of the Operating Costs of the Aniline Facilities
               ----------------------------------------------------

          (a) The operating costs of the Aniline Facilities consist of Rubicon's pre-operational and start-up, variable, constant and capital based costs allocated to the Aniline Facilities in accordance with Exhibit A.

          (b) The variable costs incurred by Rubicon with respect to each plant within the Aniline Facilities shall be allocated to and paid by the Users on an equal per-unit-of delivered product basis, calculated on an average year-to-date basis.

          (c) Except as otherwise provided in subparagraph (d) below and in the second paragraph of the preamble to this Section 5, the pre-operational and start-up costs, the constant costs and the capital based costs incurred by Rubicon with respect to each plant within the Aniline Facilities shall be allocated between and paid by the Users in proportion to their respective percentage entitlements to product from such plant.

          (d) To the extent that there is allocated to a User ("the first User") for any year-to-date period a quantity of product in excess of the greater of:

              (i) the quantity derived by multiplying Rubicon's Rated Capacity for such product, pro-rated to such year-to-date period, by the first User's percentage entitlement to such product, or

              (ii) the quantity derived by multiplying the aggregate quantity of such product allocated to both Users for such year-to-date period by the first User's percentage entitlement to such product, the first User must pay to Rubicon, in addition to the costs allocated to the first User pursuant to subparagraph (c) above, the year-to-date constant and capital based costs attributable to such excess quantity of such product during such year-to-date period, and the constant and capital based costs allocated to the other User shall be reduced accordingly, which shall be final only if and to the extent any such excess quantity of such product is allocated to the first User as of the end of a year.

          (e) The Rated Capacity of each plant within the Aniline Facilities shall be expressed in pounds of product per year extrapolated from a performance test to be conducted by Rubicon.

              (1) The performance test shall be conducted

                  (i) as soon as practicable following the debugging of the integrated aniline plant, and

                  (ii) annually thereafter at a time mutually agreed upon by the Users.

              (2) Unless otherwise agreed by the Users from time to time, the performance test shall consist of operating each plant within the Aniline Facilities at full possible production rates for 24 hours per day for a period of 7 consecutive days (the "test period") and noting the production results and operating conditions for each plant within the Aniline Facilities during the test period. If during any portion of any day within the test period a plant should not operate at its full possible production rate (such portion of such day hereinafter called "down time"), the production results obtained for such plant during the down time shall be eliminated, and the down time shall be eliminated from the test period for such plant. The adjusted production results (expressed in pounds of production) when divided by the adjusted test period (expressed in days) for each plant and multiplied by 330 days shall be the Rated Capacity of such plant.

               (3) Rubicon shall submit to the Users Rubicon's detailed plan for conducting each performance test, and Rubicon shall not conduct such test until the plan has been approved by the Users. Any adjustments resulting from eliminations for down time made by Rubicon in accordance with subparagraph (2) immediately above shall be subject to the approval of the Users. Each User shall have the right to have its representatives observe the performance test and receive the results obtained therefrom.

          5.7  Consequences of Failure of the Users to Order
               Products or to Furnish Benzene
               ---------------------------------------------

          The only consequences of a User's failure to order products from Rubicon or to furnish to Rubicon the quantity and quality of benzene required by Rubicon in the operation of the Aniline Facilities shall be that

               (i) the quantities of products and by-products, if any, allocated to such User shall be correspondingly reduced; and

               (ii) such User shall nevertheless pay to Rubicon that portion of Rubicon's operating costs for the Aniline Facilities allocated to such User.

     6.   General Operating Principles for the DPA Plant
          ----------------------------------------------

          6.1  Operation of the DPA Plant
               --------------------------

          (a) Rubicon shall operate the DPA plant solely for Uniroyal, and shall deliver to or on behalf of Uniroyal all DPA, ammonia and any other by-product resulting from the operation of the DPA plant.

          (b) Before the end of each month, Rubicon shall advise Uniroyal as to Rubicon's estimate of the maximum quantity of DPA which can result from Rubicon's operation in each day of the following month.

          (c) On a specified day in each month, Uniroyal shall be entitled to order DPA produced for it in each day in the following month up to such maximum quantity, and thereafter may increase or decrease its order for DPA for any day on reasonable notice to Rubicon, but any such increase shall be taken into account only to the extent that a quantity of DPA in excess of that previously ordered by Uniroyal for that day can result from Rubicon's operation in such day.

          6.2  Furnishing Aniline to Rubicon
               -----------------------------

          Uniroyal shall furnish to Rubicon the aniline required by Rubicon to operate the DPA plant out of Uniroyal's allocation of aniline produced by Rubicon or from any other source.

          6.3  Allocation and Payment of the Operating Costs of
               the DPA Plant
               ------------------------------------------------

          The operating costs of the DPA plant consist of Rubicon's pre-operational and start-up, variable, constant and capital based costs allocable to the DPA plant in accordance with Exhibit A. The operating costs of the DPA plant shall be allocated to and paid by Uniroyal.

          6.4  Consequences of Failure of Uniroyal to Order DPA
               or Furnish Aniline
               ------------------------------------------------

          The only consequences of Uniroyal's failure to order DPA from Rubicon or to furnish to Rubicon the quantity of aniline required by Rubicon in the operation of the DPA plant shall be that

               (i) the quantity of DPA produced for Uniroyal shall be correspondingly reduced; and

               (ii) Uniroyal shall nevertheless pay to Rubicon all of Rubicon's operating costs for the DPA plant.

     7.   Rubicon's Operation of the Off-sites
          ------------------------------------

          7.1 Rubicon shall operate the Off-sites as required to provide the necessary and appropriate services for all its facilities and for the RCI plants.

          7.2 (a) The operating costs of the Off-sites consist of Rubicon's pre-operational and start-up, constant and capital based costs allocated to the Off-sites in accordance with Exhibit A.

               (b) The operating costs incurred by Rubicon with respect to each of the Off-sites shall be allocated first to the plants or to other Off-sites and then to the plants, and then shall be allocated among and paid by the Users and RCI, as provided in Exhibit A.

     8.   Rubicon's Operation of the Waste Disposal Plant
          -----------------------------------------------

          8.1 Rubicon shall operate the waste disposal plant to treat and dispose of only acceptable liquid waste generated by the operation of its facilities for the Users and the RCI plants for RCI, all as provided in this Operating Agreement.

          8.2 The total present capability of the deep well portion of the waste disposal plant to dispose of liquid waste is estimated, as of the date of this Operating Agreement, to be 455 gallons per minute. The parties have agreed that ICI-AM shall be entitled to 80% and Uniroyal shall be entitled to 20% of the flow capacity of the waste disposal plant (the respective WD percentage entitlements). The usage of the flow capacity of the waste disposal plant for the RCI plants shall be deemed to be usage thereof by, and shall be charged to the WD percentage entitle-ment of, ICI-AM, and ICI-AM shall determine the usage of its WD percentage entitlement as between the RCI plants and the Aniline Facilities as operated for it. If, for any reason, the present deep wells are incapable of fulfilling the waste disposal requirements of the Users and RCI, the provisions of Section 15 shall apply to any increase of waste disposal capability which may be proposed.

          8.3 Except as provided in paragraph 8.4, the respective responsibilities of the Users for the fixed capital of the waste disposal plant shall be in their respective WD percentage entitlements. As a result of the agreement to establish the respective WD percentage entitlements at 80% and 20%, ICI-AM will increase its F.C.F. Commitment and Term Loan to Rubicon, plus pay to Uniroyal, an aggregate amount of $120,000, divided as appropriate between such increases and such payment, and Uniroyal's F.C.F. Commitment and Term Loan to Rubicon shall be reduced by an amount corresponding to the ICI-AM increases in its Commitment and Loan.

          8.4 (a) In the event the capacity to produce any product is expanded or a production process is changed by Rubicon or RCI and such expansion or change results in an increased flow of liquid waste to be disposed of by the waste disposal plant but is within the disposal capacity of the deep well and is within the WD percentage entitlement of the User or Users causing such expansion or change (including the waste from the RCI plants in ICI-AM's WD percentage entitlement) but will require an addition or expansion of any or all of the ancillary facilities for accumulation, pretreatment and injection, then, Rubicon shall proceed with the design and construction of such ancillary facility addition or expansion using such design and such contractor or contractors as shall be determined by Rubicon's Board of Directors.

               (b) The allocation of the fixed capital responsibility for each such ancillary facility addition or expansion shall be determined at the time it is authorized by Rubicon's Board of Directors. The appropriation request which is approved by Rubicon's Board of Directors covering each such addition or expansion shall identify the purpose for its installation, including which plant or plants have, directly or indirectly, the need for such addition or expansion at that time and, if two or more plants have such need, the best engineering estimates at that time of the relative proportions of such needs between or among such plants. For purposes of making the allocations of responsibility for the fixed capital for each such addition or expansion, the need or needs as so determined shall be the expected use (projected in good faith as and to the extent reasonably able to be anticipated at that time and acceptable to Rubicon's Board of Directors), directly or indirectly, of such addition or expansion. Fixed capital responsibility allocated to one or more of the RCI plants shall be allocated to ICI-AM. Each User shall furnish the financing for the fixed capital for which it is so allocated responsibility in the manner and on the terms set forth in the Financing Agreement.

          8.5 The operating costs of the waste disposal plant consist of Rubicon's pre-operational and start-up, constant and capital based costs allocated to the waste disposal plant in accordance with Exhibit A. The operating costs incurred by Rubicon with respect to the waste disposal plant shall be allocated between and paid by the Users as provided in Exhibit A; provided, however, that ICI-AM may direct that some portion of its allocation be reallocated to and paid by RCI.

     9.   General Obligations of Rubicon with Respect to the RCI Plants
          -------------------------------------------------------------

          9.1  Operation of the RCI Plants
               ---------------------------

          (a) Rubicon shall, in accordance with this Operating Agreement, as an independent contractor, operate the RCI plants, solely for the benefit of RCI and as directed by RCI consistent with this Operating Agreement, to produce RCI products. Except for aniline to be furnished by RCI, all utilities, labor, materials and services required to operate the RCI plants to produce RCI products shall be furnished by Rubicon. Rubicon shall

               (i) deliver to or on behalf of RCI the products and by-products, if any, resulting from the operation of the RCI plants, and

               (ii) allocate to, and collect from, RCI the costs incurred by Rubicon in its facilities and for utilities, labor, materials and services provided by Rubicon for the operation of the RCI plants and allocated to RCI in accordance with the procedures contained in this Operating Agreement.

          (b) Rubicon shall supervise and cause to be made such additions to, modifications of or improvements in the RCI plants as may be specified by RCI and make or cause to be made such other normal maintenance and improvement expenditures as shall be approved or directed by RCI. RCI shall directly pay for all expenditures incurred for these purposes.

          9.2 Allocation and Payment of Rubicon's Operating Costs with Respect to the RCI Plants
               ---------------------------------------------------

          Rubicon's operating costs with respect to the RCI plants consist of those of Rubicon's pre-operational and start-up, variable, constant and capital based costs allocated to the RCI plants in accordance with Exhibit A, it being understood that, in view of the fact that RCI owns and has financed and shall finance directly all fixed capital investment in the RCI plants, Rubicon shall have no capital based costs with respect to the RCI plants themselves. Rubicon's operating costs for the RCI plants shall be allocated to and paid by RCI.

          9.3  Termination of Rubicon's Operation of the RCI Plants
               ----------------------------------------------------

          (a) On reasonable notice to Rubicon, RCI may terminate Rubicon's operation of the RCI plants and any other facilities then owned by RCI and operated by Rubicon in accordance with this Operating Agreement. Following the effective date of such termination, Rubicon will cease operating the RCI plants and such other facilities, and will cease furnishing management, staff, labor and materials to operate the RCI plants to produce RCI products. Thereupon the provisions of paragraph 9.1 (except for subparagraph 9.1(a)(ii)) shall no longer be applicable.

          (b) Notwithstanding the provisions of subparagraph 9.3(a), unless the parties hereto shall otherwise agree,

               (i) Rubicon shall continue to furnish to RCI for the operation of the RCI plants those substances, utilities and services from certain of the Off-sites, the waste disposal plant and purchased from others then being furnished by Rubicon,

               (ii) Rubicon shall continue to allocate the operating costs thereof to RCI in accordance with this Operating Agreement (which allocations to RCI, as to constant costs, shall be (1) of Rubicon's remaining constant costs, i.e. after reductions thereof, if any, resulting from such termination, following the same principles as set forth in paragraph
                    17.2 with respect to constant costs allocations in
                     the event of a plant shutdown, (2), on the same bases as such constant costs would have been allocated to the RCI plants and then to RCI as though such termination had not occurred, e.g., allocations based on direct labor will reflect RCI's employees as though they were employees of Rubicon), and

               (iii) RCI shall pay such costs.

          9.4  Consequences of Failure of RCI to have Rubicon
               Operate the RCI Plants
               ----------------------------------------------

          While Rubicon is operating the RCI plants or after the termination of such operation, the only consequences under this Operating Agreement of RCI failing to have the RCI plants operated shall be that RCI shall nevertheless pay to Rubicon that part of Rubicon's operating costs for the RCI plants allocated to RCI.

     10.  External Assets
          ---------------

          10.1 RCI and Rubicon, respectively, shall provide the financing for, and pay the operating costs of, their respective External Assets.

          10.2 RCI and Rubicon hereby grant, each to the other, for as long as may be necessary, an easement on their respective real properties at Geismar, Louisiana for the installation, operation, repair and maintenance of their respective External Assets. If at any time, and from time to time, for any significant reason it becomes necessary or desirable to do so, each party will execute and deliver to the other, in recordable form acceptable to counsel for the receiving party, documentary evidence covering one or more easements with respect to one or more External Assets.

          10.3 The ownership of External Assets will be determined by the respective books and records of RCI and Rubicon, which, in the absence of error or negligence, shall be the final determination of ownership and valuation. External Assets will remain the property of the owning party notwithstanding the fact that they are permanently affixed to, or interconnected with, the real or personal property of the party on whose property they are located.

          10.4 In the event RCI exercises its right to terminate Rubicon's operation of the RCI plants as provided in paragraph 9.3, RCI and Rubicon, respec-tively, will nevertheless continue to operate the other's External Assets as and to the extent requested by the other.

     11.  Expansion of Capacity to Produce Aniline
          ----------------------------------------

          11.1 If at any time and from time to time either User desires that Rubicon expand its then existing capacity to produce aniline, then in each such instance the provisions of this Section 11 shall apply. The User proposing such expansion (the "first User") shall so notify the other User (the "second User") in writing, which notification shall state in detail the Design Expansion Capacity desired by the first User, the cost and timing of the proposed expansion, and, if other than by Rubicon's then current process, the proposed process (disclosure of which process to the second User may require execution by the second User of appropriate agreements for confidentiality) , as well as any other information the second User may reasonably request. The Users shall then consult together to consider this proposal. Within 90 days following its receipt of such notification and all such information, the second User shall elect in writing whether it desires to participate in such proposed expansion, specifying, if it wishes to participate, the Design Expansion Capacity of aniline it desires. Failure by the second User to make any election within said period shall be deemed an election by it not to participate in such expansion. If both Users desire to participate in such expansion, the Design Expansion Capacity of such expansion shall be the combination of the Design Expansion Capacities desired by both Users.

          11.2 Upon completion of said notification, information, consultation and election procedures, and provided that the User or Users participating in such expansion furnish all of the financing for the fixed capital for such expansion in the manner and on the terms set forth in the Financing Agreement, Rubicon shall proceed with the design and construction of such expansion, using such process as is then available, or is made available by the User or Users participating in such expansion, to Rubicon, and such contractor or contractors as shall be designated by the participating User or Users, which process and contractor or contractors must be reasonably acceptable to Rubicon's Board of Directors. The Users' respective responsibilities for the fixed capital for such expansion and for the financing thereof shall be in their respective Expansion Percentages.

          11.3 If both Users participate in such expansion and their respective Expansion Percentages are the same as their respective pre-expansion percent-age entitlements, then the provisions of the following paragraphs of this
Section 11 shall not apply.

          11.4 If only one User participates in such expansion or if both Users participate but their respective Expansion Percentages are different from their respective pre-expansion percentage entitlements, and, in either such event, for all expansions of capacity to produce aniline thereafter, then the provisions of this paragraph 11.4 and the following paragraphs of this Section 11 shall apply. Prior to the commencement of construction of each such expansion, Rubicon shall, utilizing the procedures set forth in subparagraph 5.6(e) of this Operating Agreement, conduct a performance test of each plant within its then existing Aniline Facilities to determine the Pre-Expansion Rated Capacity thereof. Upon Completion of each such expansion, Rubicon shall, utilizing said procedures, conduct a performance test of each plant within its then expanded Aniline Facilities to determine the Post-Expansion Rated Capacity thereof. The difference between the Pre-Expansion and Post-Expansion Rated Capacities of each plant within the Aniline Facilities as so determined shall be the Expansion Rated Capacity of such plant resulting from such expansion.

          11.5 After completion of each post-expansion performance test referred to in paragraph 11.4, the definition of the respective percentage entitlements of the Users in this Operating Agreement shall be amended by replacing the percents then specified therein with percents for each User for each plant within the Aniline Facilities derived as follows:

     (i) multiply the Pre-Expansion Rated Capacity of each plant within the Aniline Facilities by each User's percentage entitlement prior to such expansion, then

     (ii) multiply the Expansion Rated Capacity of each plant within the Aniline Facilities by each User's Expansion Percentage, then

     (iii)  as to each plant within the Aniline Facilities, add the results of
            (i) and (ii) for each User, then

     (iv) as to each User for each plant within the Aniline Facilities, divide the result of (iii) for each User by the Post-Expansion Rated Capacity of such plant.

The resulting percent for each User for each plant within the Aniline Facilities shall be the amended percent for each User with respect to each such plant in the definition of percentage entitlement in this Operating Agreement.

          11.6 If only one User ("the first User") participates in such an expansion, the first User shall, if requested by the other User ("the second User"), during any period production of a product by a plant within the Aniline Facilities is reduced or eliminated by reason of making such expansion prior to Completion of such expansion, furnish to the second User, out of the first User's entitlement to such product available from Rubicon or otherwise, a quantity of such product equal to the difference between

               (i) the second User's percentage entitlement to the Pre-Expansion Rated Capacity of such plant and

               (ii) the quantity of such product actually available to the second User from Rubicon while such reduction or elimination continues.

Such quantity of such product shall be so furnished at no cost to the second User beyond its cost for such product from Rubicon in accordance with this Operating Agreement. If any of such quantity of such product is furnished to the second User from the first User's entitlement thereto from Rubicon, it shall be treated by Rubicon as having been ordered by and allocated to the second User for all purposes under this Operating Agreement, except that such quantity of such product shall be deemed to have been allocated to the first User for the purposes of subparagraph 5.6(d) of this Operating Agreement. If any of such quantity of such product is furnished to the second User by the first User from outside Rubicon, the second User shall pay the first User therefor only an amount equal to the variable cost for an equal quantity of such product charged by Rubicon in accordance with this Operating Agreement immediately prior to the reduction of production caused by such expansion, plus, if benzene is included in such product, an amount equal to the second User's then current cost of benzene for the amount of benzene included in such product.

          11.7 Upon Completion of the first such expansion, subparagraph 5.6(c) of this Operating Agreement shall be amended in its entirety to read as follows:

          "(c) Following Completion of the first expansion referred to in paragraph 11.4 of this Operating Agreement, and each expansion thereafter, except as otherwise provided in subparagraph (d) below and in the second paragraph of the preamble to this Section 5, the pre-operational costs, the start-up costs, the constant costs and the capital based costs incurred by Rubicon with respect to each plant within the Aniline Facilities shall be allocated between and paid by the Users as set forth below.

                  (1) The capital based costs incurred by Rubicon with respect to the fixed capital for each pre-expanded plant, or, in the event of any expansions subsequent to the first such expansion, with respect to the fixed capital for each previous expansion thereof, within the Aniline Facilities shall be allocated between and paid by the Users in the same proportions as before each such expansion.

                  (2) The capital based costs incurred by Rubicon with respect to the fixed capital for each such expansion of each plant within the Aniline Facilities and the pre-operational costs incurred by Rubicon with respect to each such expansion shall be allocated between and paid by the Users in proportion to their respective Expansion Percentages with respect to each such expansion of each such plant.

                  (3) The start-up costs incurred by Rubicon with respect to each such expansion of each plant within the Aniline Facilities shall be allocated between and paid by the Users in proportion to their respective post-expansion percentage entitlements to product from such plant.

                  (4) The capital based costs incurred by Rubicon with respect to fixed capital for assets acquired by Rubicon to maintain and operate each plant within the Aniline Facilities after Completion of each such expansion, but prior to any subsequent expansion, shall be allocated between and paid by the Users in proportion to their respective post-expansion percentage entitlements to product from such plant.

                  (5) The constant costs incurred by Rubicon with respect to each plant within the Aniline Facilities after Completion of each such expansion shall be allocated between and paid by the Users in proportion to their respective post-expansion percentage entitlements to product from such plant."

          11.8 Upon Completion of the first such expansion, subparagraph 5.6(d) of this Operating Agreement shall be amended by adding the following sentence.

          "Following the first expansion referred to in paragraph 11.4 of this Operating Agreement, and each expansion thereafter, the additional capital based costs referred to in the first sentence of this subparagraph 5.6(d) to be paid by the first User shall be based upon the other User's ("the second User's") average year-to-date capital based costs with respect to the production of such product, which, for this purpose, shall be determined by dividing the aggregate year-to-date capital based costs allocated to the second User with respect to such product by the number of pounds of its year-to-date entitlement to such product, such year-to-date entitlement to such product to be determined by multiplying the second User's percentage entitlement to such product times the Rated Capacity for such product pro-rated for the year-to-date period."

     12.  Expansion of Capacity to Produce DPA
          ------------------------------------

          12.1 If at any time and from time to time Uniroyal desires that Rubicon expand its then existing capacity to produce DPA, it shall so notify Rubicon, and, provided that Uniroyal furnishes all of the financing for the fixed capital for such expansion in the manner and on the terms set forth in the Financing Agreement, Rubicon shall proceed with the design and construction of such expansion, using such process as is then available, or is made available by Uniroyal, to Rubicon and such contractor or contractors as shall be designated by Uniroyal, which process and contractor or contractors must be reasonably acceptable to Rubicon's Board of Directors, acceptability of a process being unrelated in this instance to considerations of cost but related to such considerations as environmental requirements and plant safety.

     13.  Expansion of or Addition to Off-sites
          -------------------------------------

          13.1 In the event the capacity to produce any product or dispose of waste is expanded by Rubicon or RCI and such expansion requires the addition or expansion of one or more Off-sites, or if Rubicon's Board of Directors decides to add or expand an Off-site for any other reason, Rubicon shall proceed with the design and construction of such Off-site addition or expansion using such design and such contractor or contractors as shall be determined by Rubicon's Board of Directors.

          13.2 The allocation of the fixed capital responsibility for each such Off-site addition or expansion shall be determined at the time it is authorized by Rubicon's Board of Directors on the bases provided in this Operating Agreement. The appropriation request covering each Off-site addition or expansion which is approved by Rubicon's Board of Directors shall identify the purpose for its installation, including which plant or plants have, directly or indirectly, the need for such addition or expansion at that time and, if two or more plants have such need, the best engineering estimates at that time of the relative proportions of such needs between or among such plants. For purposes of making the allocations of responsibility for the fixed capital for each such addition or expansion in accordance with Exhibit A, the need or needs as so determined shall be the expected use (projected in good faith as and to the extent reasonably able to be anticipated at that time and acceptable to Rubicon's Board of Directors), directly or indirectly, of such addition or expansion. Each User shall furnish the financing for the fixed capital for which it is so allocated responsibility in the manner and on the terms set forth in the Financing Agreement.

     14.  Certain Additional Off-sites
          ----------------------------

          14.1 If Uniroyal or another supplier shall cease to be obligated to furnish a substance, utility or service and other arrangements for the supply of such substance, utility or service satisfactory to both Users are not made, and such substance, utility or service is one which could be produced or provided by Rubicon, Rubicon shall proceed with the design and construction of the capability to produce or provide such substance, utility or service using such design and such contractor or contractors as shall be determined by Rubicon's Board of Directors. The facilities to produce each such substance, utility or service shall be considered for all purposes of this Operating Agreement to be an additional Off-site and, unless paragraph 14.2 applies, the provisions of
Section 13 shall apply thereto.

          14.2 If for any reason either User (the "first User") is, notwithstanding the provisions of paragraph 14.1, unwilling or unable to participate in the actions contemplated therein with respect to such an additional Off-site, the other User (the "second User") may nevertheless cause Rubicon to proceed with the design and construction of such an Off-site, furnishing all of the financing for the fixed capital therefor in the manner and on the terms set forth in the Financing Agreement. In such event Rubicon shall allocate all of the responsibility for the fixed capital and all of the operating costs of such Off-site to the second User and Rubicon shall not use any substance, utility or service derived from such Off-site with respect to any conversion services for the first User, or, if the second User is Uniroyal, services for RCI.

     15. Expansion of Waste Disposal Plant or Different Method for the Disposition or treatment of Waste
          -------------------------------------------------------------

          15.1 If at any time either User proposes that Rubicon install an expansion of the waste disposal plant, other than expansion of ancillary facilities as contemplated in paragraph 8.4, or that Rubicon install a method or process for disposing or treating of waste different from that of any part of the method used in the waste disposal plant (i.e., deep well injection after accumulation, neutralization and sand filtration), such a proposal shall constitute a proposal for the construction of a new plant. The User proposing such installation (the "first User") shall so notify the other User (the "second User") in writing, which notification shall state in detail the method or process to be used, the cost and timing of the installation and the intended capacity for waste disposal, as well as any other information the second User may reasonably request. The Users shall then consult together to consider this proposal. Within 90 days following its receipt of such notification and all such information, the second User shall elect in writing whether it desires to participate in such proposed plant, specifying, if it wishes to participate, the capacity it desires. Failure by the second User to make any election within said period shall be deemed an election by it not to participate in such plant. If both Users desire to participate in such plant, the Design Capacity of such plant shall be the combination of the capacities desired by both Users.

          15.2 Upon completion of said notification, information, consultation and election procedures, and provided that the User or Users participating in such plant furnish all of the financing for the fixed capital for such plant in the manner and on the terms set forth in the Financing Agreement, Rubicon shall proceed with the design and construction of such plant, using such process as is specified by the User or Users participating in such plant and such contractor or contractors as shall be designated by the participating User or Users, which process and contractor or contractors must be reasonably acceptable to Rubicon's Board of Directors. The Users' respective responsibilities for the fixed capital for such plant and for the financing thereof shall be in the respective percentages of their entitlement to the use of such plant.

          15.3 Prior to the Completion of such plant this Operating Agreement shall be amended by the addition of (i) appropriate new definitions of such plant and percentage entitlement to the use thereof and (ii) appropriate new or amended Sections covering the operation and the allocation and payment of the operating costs of such plant corresponding to those Sections hereof applicable to the waste disposal plant. Exhibit A hereto shall also be amended by the addition of appropriate provisions corresponding to those provisions applicable to the waste disposal plant.

     16.  Sales of Nitric Acid and Tolling of Ammonia to Nitric Acid
          ----------------------------------------------------------

          16.1 To the extent either or both Users may, at any time and from time to time, designate a portion of their respective entitlements to nitric acid as available for sale, Rubicon shall, to the extent it is not already committed to another supplier, purchase such nitric acid for its requirements to produce DNT for RCI, and Rubicon shall use its best efforts to sell such nitric acid not so purchased,

               (i) from the aggregate quantity of nitric acid so designated by the Users in proportion to each User's percentage entitlement to nitric acid until a User's designated quantity of nitric acid has been depleted, and then

               (ii) from the remaining designated quantity of nitric acid of the other User, if any.

To the extent that the Users do not make nitric acid available for Rubicon's requirements for RCI, Rubicon shall purchase such requirements elsewhere.

          16.2 All sales of a User's nitric acid (other than sales to Rubicon for its requirements for RCI), if any, shall be made by Rubicon as undisclosed agent for such User and Rubicon shall pay, or credit, the proceeds from sales of such User's nitric acid to such User, but Rubicon shall invoice and receive payment in its own name. Rubicon shall be reimbursed by each User for Rubicon's selling expenses incurred on behalf of such User. Rubicon shall pay or credit to each User from which it purchases nitric acid the then current market price of nitric acid, f.o.b. supplier.

          16.3 To the extent either or both Users may, at any time and from time to time, designate a portion of their respective percentage entitlements to the productive capacity of the nitric acid plant as available for tolling nitric acid for outside customers (i.e. producing nitric acid for such customers from ammonia supplied by the customers and charging such customers a tolling fee), Rubicon shall use its best efforts to arrange tolling for such customers, and Rubicon shall perform such tolling

               (i) by utilizing the aggregate productive capacity so designated by the Users in proportion to each User's percentage entitlement to the productive capacity of the nitric acid plant, until the designated portion of a User's percentage entitlement to productive capacity has been fully utilized, and then

               (ii) by utilizing the remaining designated portion of the other User's percentage entitlement to productive capacity, if any.

          16.4 All tolling of nitric acid utilizing a User's percentage entitlement to the productive capacity of the nitric acid plant, if any, shall be carried out by Rubicon as undisclosed agent for such User and Rubicon shall pay, or credit, the proceeds to such User, but Rubicon shall invoice and receive payment of the tolling fee in its own name. Rubicon shall be reimbursed by each User for Rubicon's expenses incurred on behalf of such User to sell and provide this service.

     17.  Capital and Operating Cost Responsibility and Allocation
          --------------------------------------------------------

          17.1 The capitalized expenditures made by Rubicon to acquire land, to design and construct buildings, to acquire and install machinery and equipment and to acquire furniture, fixtures and transportation, office and other equipment are called fixed capital and certain costs related thereto are called capital based costs, all as defined in this Operating Agreement. The responsibility for fixed and working capital and the responsibility for capital based and other costs, respectively, shall be allocated within Rubicon and then, for fixed and working capital responsibility, to the Users (including RCI's allocation in ICI-AM's share) and, for capital based and other costs, to the Users and RCI, in accordance with the terms and conditions of this Operating Agreement. The purpose of such allocations is to determine the respective obligations (i) of the Users to finance Rubicon's fixed and working capital and (ii) of the Users and RCI to reimburse Rubicon for its costs with respect to conversion services for the production of aniline for the Users and DPA for Uniroyal and to operate the RCI plants and to provide substances, utilities and services for RCI. The responsibility for the portions of the fixed and working capital for the waste disposal plant and the Off-sites which are allocated to the RCI plants shall be allocated to ICI-AM. The portions of the capital based costs incurred by Rubicon with respect to the waste disposal plant and the Off-sites which are allocated to the RCI plants shall be allocated to RCI. Except with respect to RCI as aforesaid and as provided in Section 5 of this Operating Agreement, capital based costs shall be allocated correspondingly with fixed capital responsibility. Other operating costs shall be allocated as provided in this Operating Agreement.

          17.2 (a) The responsibility for the fixed capital for each of Rubicon's assets and the corresponding responsibility for the capital based costs associated with each of Rubicon's assets are determined and allocated to the Users at the time of acquisition as provided in this Operating Agreement. Such responsibilities shall not be reallocated unless by agreement between the affected parties.

               (b) In the event either User or RCI or, in the case of the Aniline Facilities, either User or both Users (hereinafter in this paragraph 17.2 individually or collectively called "the Reducing Party") proposes a substantial reduction in operations for it for at least one year or a permanent shutdown of a plant operated by Rubicon for it, or, in the case of RCI, it exercises the right provided in paragraph 9.3, the parties shall promptly determine if and to what extent Rubicon may adjust its operations so as to reduce its constant costs without adversely affecting Rubicon's safety or efficiency. Except as to those constant costs referred to in (c) below, the remaining constant costs shall thereafter be allocated to the remaining plants and Off-sites as provided in this Operating Agreement.

               (c) All net additional or continuing costs which are incurred as a result of, or continue notwithstanding, such reduction or shutdown, e.g. take or pay penalties under supply contracts, utility demand charges, pension and other benefit costs, and severance pay for employees terminated by reason of such permanent reduction or shutdown, but excluding foregone volume or quantity discounts, shall be allocated to the permanently reduced or shutdown plant and paid by the Reducing Party (and in the case of both Users permanently reducing or shutting down the Aniline Facilities, allocated between and paid by them in their respective percentage entitlements at the time of such permanent reduction or shutdown). "Net additional or continuing costs" are the aggregate balance of such costs over those costs not otherwise absorbed by the expansion or addition of other operations at the time of or subsequent to such reduction or shutdown.

          17.3 Unless otherwise agreed between ICI-AM and Uniroyal, all property which will qualify for investment tax credit under Section 38 of the Internal Revenue Code which Rubicon acquires for inclusion in the Aniline Facilities, the DPA plant, the waste disposal plant, the Off-sites and any additional plants shall become subject to the Lease as provided therein.

     18.  Term of this Operating Agreement
          --------------------------------

          18.1 This Operating Agreement shall remain in effect until terminated as herein provided. Termination of this Operating Agreement may be effected only by all parties agreeing thereto in writing, which agreement to terminate may not be rescinded by any party without the written consent of the other parties.

     19.  Allocations by Rubicon Under Certain Circumstances
          --------------------------------------------------

          19.1 In the event Rubicon, for any reason, is unable to provide sufficient utility services, waste disposal plant use, or Off-site use to operate all of its and RCI's plants at each of such plants' scheduled production level, Rubicon shall allocate its available utility services, waste disposal capability and Off-site use on a fair and reasonable basis among all those plants then requiring such utility services, waste disposal or Off-sites, having regard first to (i) the obligations undertaken by the respective parties to Rubicon and by Rubicon to the respective parties with respect to those plants and (ii) the technical necessities and feasibilities of operating each of such plants at reduced levels or during alternating periods, and, secondarily, to the current business needs of the respective parties entitled to the products of such plants. The purpose of this Section 19 is to record the understanding of the parties to this Operating Agreement that, under circumstances of uncontrollable reductions of one or more of those services and uses referred to in this Section 19, Rubicon, while attempting to accommodate the desires and needs of all parties as fairly as possible, will not follow any purely mechanical procedure or priority schedule in determining how to allocate available services and uses.

     20.  General Provisions
          ------------------

          20.1 Rubicon shall operate the Aniline Facilities as provided in
Section 5, the DPA plant as provided in Section 6 and the RCI plants as provided in Section 9. All of the products and by-products resulting from Rubicon's operation of the Aniline Facilities and the DPA plant which are not utilized by Rubicon in the operation of such facilities or which are not discharged by Rubicon as waste shall be furnished by Rubicon to or on behalf of the Users in accordance with this Operating Agreement; and, except to the extent paid as rent under the Lease, all of the pre-operational, start-up, capital based, constant and variable costs incurred by Rubicon with respect to its facilities shall be allocated to, and paid by, the Users and RCI in accordance with this Operating Agreement. So long as Rubicon is operating the RCI plants, it shall operate them, in accordance with this Operating Agreement, exclusively for, and as directed by, RCI; and RCI shall pay all of the costs incurred by Rubicon with respect to such operation.

          20.2 Each of the Users and RCI, acting for itself, shall make such disposition as it deems appropriate of the products and by-products resulting from the conversion services performed by Rubicon for such User and from the operation of the RCI plants by Rubicon for RCI.

          20.3 Except as provided in paragraph 2.3 and Section 16, title to benzene furnished by the Users and material-in-process, products and by-products of the Aniline Facilities and the DPA plant in the possession of Rubicon at any time shall be vested in the Users in the respective proportions in which each User's interest therein shall appear at such time. Title to aniline furnished by RCI and material-in-process, products and by-products of the RCI plants under Rubicon's control at any time shall be vested in RCI.

          20.4 If Rubicon under this Operating Agreement or under the Lease charges an amount to one User ("the first User") or RCI, and if the first User or RCI fails, upon written demand by Rubicon, either (i) to pay said amount to Rubicon or (ii) to advance said amount to Rubicon under protest and without prejudice to any claim by the first User or RCI that such amount was improperly charged to the first User or RCI, then,

          (a) the right which the first User or RCI would otherwise have to order and receive products, services, utilities and use of facilities from Rubicon shall be suspended so long as said failure by the first User or RCI continues, and

          (b) the other User ("the second User") shall have, in the event of such failure by the first User only, in addition to all of the second User's other rights, the right, if the second User so elects, to pay all or any part of said amount to Rubicon and forthwith to recover the same from the first User or from Rubicon or in part from the first User and in part from Rubicon, it being understood that Rubicon and the first User shall be liable in solido to the second User, or, in the alternative, the second User may waive such recovery and may, while making said payments, and to the extent thereof, order Rubicon to perform conversion services hereunder for the second User.

          20.5 Each User and RCI hereby agrees with each of the others that it will comply with its obligations to Rubicon under this Operating Agreement and each of the other agreements entered into by it with Rubicon as contemplated by this Operating Agreement.

          20.6 The Users shall have the right from time to time to examine jointly, or cause to be examined jointly, the books and records of Rubicon. If either User does not wish to participate in such examination, the other User shall have the right to conduct such examination alone. The Users shall also have the right to require an annual audit of Rubicon's books and records by independent certified public accountants. To the extent that the Users shall agree upon the scope of such audit, the cost thereof shall be borne by the Users equally; but, to the extent that one User shall require an audit greater in scope than that agreed to by the other User, the User requiring the greater scope of audit shall bear the extra cost. thereof.

          20.7 This Operating Agreement shall be binding upon and shall enure to the benefit of the parties, their successors and permitted assigns. This Operating Agreement may not be assigned by Rubicon or RCI. It shall be assigned by a User in and only in conjunction with a transfer of all of the shares of Rubicon held by ICI American Holdings Inc. and Uniroyal, respectively, in accordance with the Shareholders Agreement, dated January 11, 1982, among Imperial Chemical Industries PLC, ICI American Holdings Inc. and Uniroyal, or upon the written approval of the other User.

          20.8 Any delay or failure by any party hereto in performance hereunder shall be excused if and to the extent that such delay or failure shall be related to occurrences beyond such party's control, including, but not limited to, decrees or restraints of government, acts of God, strikes or other labor disturbances, war, sabotage, or any other cause or causes, whether similar or dissimilar to those already specified, which cannot be controlled by such party. Such performance shall be so excused during the continuance of the inability of the party to perform so caused, but for no longer period, and the cause thereof shall be remedied as far as possible with all reasonable dispatch.

          20.9 Failure of any party to insist, in any one or more instances, upon a strict performance of any of the terms of this Operating Agreement or the waiver by any party of any term of right or any default of any other party hereunder will not be deemed or construed as a waiver or a relinquishment for the future of any such term, right or default.

          20.10 All questions relating to the validity, interpretation or performance of this Operating Agreement shall be determined in accordance with the law of the State of Louisiana.

          20.11 This Operating Agreement may be amended from time to time only by written instrument executed on behalf of Rubicon by its President when specifically authorized by its Board of Directors and duly executed by each of the other parties.

          IN WITNESS WHEREOF, the parties have executed this Operating Agreement in triplicate as of the date first above written.

                                        ICI Americas Inc.


                                        By /s/ K. Watteau


                                        UNIROYAL, Inc.


                                        By /s/ V. Calarco


                                        Rubicon Chemicals Inc.


                                        By /s/ T. Perrin


                                        Rubicon Inc.


                                        By /s/ J. Hummer

                     EXHIBIT A TO THE OPERATING AGREEMENT
                     ------------------------------------






           PRINCIPLES OF CAPITAL RESPONSIBILITY AND COST ALLOCATION
           --------------------------------------------------------

I.   OBJECTIVE
     ---------

     The objective of this Exhibit is to set forth the principles of capital responsibility and cost allocation required by the Operating Agreement.

II.  DEFINITIONS
     -----------

     All terms which are defined in the Operating Agreement or any other Exhibit thereto are used in this Exhibit as so defined, including, or in addition to, the following definitions.

     A.   Fixed Capital
          -------------

          Fixed capital consists of capitalized expenditures to acquire land, to design and construct buildings, to acquire and install machinery and equipment, and to acquire furniture, fixtures, transportation, office and other equipment, and construction in process. Net fixed capital shall be computed by deducting accumulated depreciation from fixed capital.

     B.   Working Capital
          ---------------

          Working capital consists of funds required for expenditures other than for fixed capital, including, but not limited to, spare parts, purchased materials, supplies, taxes and prepaid and accrued items.

     C.   Capital Based Costs
          -------------------

          Capital based costs consist of book depreciation as agreed to by the parties from time to time to zero net book value and interest on indebtedness for fixed capital. Gains and losses from the disposition of assets financed by fixed capital shall be credited or charged to the plants correspondingly with the responsibility for the fixed capital of each such asset.

     D.   Constant Costs
          --------------

          Constant costs consist of costs other than capital based costs and variable costs, including, but not limited to, interest on working capital loans; salaries; payroll overheads (such as pension costs, F.I.C.A., medical benefits, vacations, holidays, etc.); all charges for utilities (except variable charges for steam); costs of operating supplies; costs of outside services and contractors; travel and entertaining; taxes (other than income taxes); and insurance.

     E.   Fixed Costs
          -----------

          Fixed costs consist of capital based costs plus constant costs.

     F.   Variable Costs
          --------------

          Variable costs consist of those costs which vary directly with the amount of production, including, but not limited to, costs of purchased raw materials and catalysts; variable charges for steam; costs of drums; and technical assistance fees and royalties based on production.

     G.   Pre-Operational Costs
          ---------------------

          Pre-operational costs consist of those costs incurred after the decision has been made to make an expenditure for fixed capital but prior to the initial operation of facilities resulting from such expenditure, including, but not limited to, costs incurred to plan resource requirements, secure sources of supply, develop operating procedures, and recruit and train production personnel.

     H.   Start-Up Costs
          --------------

          Start-up costs consist of initial production costs, including, but not limited to, costs deemed to be excessive prior to achieving an economic or planned level of production.

III. ALLOCATION OF RESPONSIBILITY FOR FIXED AND WORKING CAPITAL
     ----------------------------------------------------------

     A.   Fixed Capital
          -------------

          1.   Allocation to Users
               -------------------

               (a Responsibility for the fixed capital for each of Rubicon's battery limits plants and the waste disposal plant and for that part of the fixed capital for each Off-site which is allocated to each such plant and to each of the RCI plants shall be allocated to the Users on the basis of percentage entitlement or Expansion Percent age, as appropriate, for the Aniline Facilities, to Uniroyal for the DPA Plant, (except as provided in paragraph 8.4 of the Operating Agreement and in (b) below) to the Users on the basis of WD percentage entitlement for the waste disposal plant, and to ICI-AM for the RCI plants.

               (b Responsibility for the fixed capital for each addition or expansion of the ancillary facilities in the waste disposal plant shall be allocated to each User as provided in sub-paragraph 8.4(b) of the Operating Agreement, i.e., not on the basis of WD percentage entitlement. Responsibility for the fixed capital for each capitalized expenditure made from time to time to sustain or modify the ancillary facilities in the waste disposal plant, after an addition or expansion, shall be allocated to one or more of Rubicon's plants and the RCI plants (and then to each User as provided in this Exhibit A and said sub-paragraph 8.4(b)) at the time each such expenditure is made on the basis of the best engineering estimates at that time as to the expected use of the ancillary facilities by such plant or plants, i.e., not on the basis of the aggregate overall allocation of the responsibility for fixed capital for the ancillary facilities at that time or the WD percentage entitlement.

          2.   Allocation of off-sites to Plants
               ---------------------------------

               (a Responsibility for the fixed capital for each Off-site shall be allocated to one or more of Rubicon's plants and the RCI plants at the time of the original installation of such Off-site on the basis of the best engineer ing estimates at that time as to the expected use, directly or indirectly, of such Off-site by such plant or plants.

               (b Responsibility for the fixed capital for each expansion of an Off-site shall be allocated to one or more of Rubicon's plants and the RCI plants at the time of the original installation of such expansion on the basis of the best engineering estimates at that time as to the expected use, directly or indirectly, of such expansion by such plant or plants, i.e. not on the basis of the original allocation of the responsibility for fixed capital for such Off-site.

               (c Responsibility for the fixed capital for each capitalized expenditure made from time to time to sustain or modify an Off-site, whether or not expanded, shall be allocated to one or more of Rubicon's plants and the RCI plants at the time each such expenditure is made on the basis of the best engineering estimates at that time as to the expected use, directly or indirectly, of such off-site by such plant or plants, i.e., not on the basis of the aggregate overall allocation of the responsibility for fixed capital for such Off-site at that time.

     B.   Allocation of Responsibility for Working Capital to Users and RCI
          -----------------------------------------------------------------

          Responsibility for the working capital for each of Rubicon's plants and for that part of the working capital for each Off-site which is allocated to each such plant and the RCI plants shall be allocated to the Users, and to ICI-AM for the RCI plants, on the basis of current levels of activity of all such plants and the RCI plants.

IV.  ALLOCATION OF COSTS (OTHER THAN VARIABLE)
     -----------------------------------------

     A. Capital based costs shall (except as provided in Section 5 of the Operating Agreement) be allocated to the Users correspondingly with their respective responsibilities for fixed capital; provided, however that, if and to the extent directed by ICI-AM, a portion of the capital based costs allocated to it with respect to Off-sites and the waste disposal plant shall be reallocated to RCI.

     B. Constant costs shall first be allocated to Rubicon's plants and the RCI plants as provided in Section V. The constant costs allocated to each of Rubicon's plants and each of the RCI plants, including that part of the constant costs for each Off-site which is allocated to each of Rubicon's plants and the RCI plants, shall (except as provided in Section 5 of the Operating Agreement) then be allocated to the Users on the basis of percentage entitlement or Expansion Percentage, as appropriate, for the Aniline Facilities, to Uniroyal for the DPA plant, to the Users on the basis of WD percentage entitlement for the waste disposal plant and to RCI for the RCI plants.

     C. The pre-operational costs and start-up costs which are not deferred and capitalized shall be allocated to the Users correspondingly with their respective responsibilities for the fixed capital with respect to which such costs were incurred. Unless the Users otherwise agree, all pre-operational and start-up costs shall not be deferred and capitalized and shall be charged immediately to the Users.

V.   BASES FOR ALLOCATING CONSTANT COSTS TO PLANTS
     ---------------------------------------------

     A.   Estimated Services Rendered
          ---------------------------

          Production Departments
          Administration Department
          Technical and Engineering Department
          Purchasing Department
          Traffic Department
          Order Processing and Billing Department
          Chemical Warehouse and Materials Handling Department

          To make the allocations under this basis, the duties of each employee in the above Departments shall be analyzed to determine the expected proportion of each employee's time to be devoted to servicing each plant at the current annual budgeted level of activity. The proportion as so determined shall be weighted by the individual's annual salary and a composite weighted average for each Department shall be calculated. This composite weighted average shall be used to allocate the Department's constant costs to the plants.

     B.   Actual Services Rendered
          ------------------------

          Maintenance

          The constant costs incurred to maintain and repair buildings, machinery and equipment shall be recorded and charged by project work order.

     C.   Current Annual Budgeted Level of Activity
          -----------------------------------------

          Electrical power
          Steam (other than variable costs)
          Natural Gas
          Water
          Nitrogen
          Taxes (other than income taxes)

     D.   Percentage of Gross Capital
          ---------------------------

          Fire protection
          Property Insurance (other than on inventories)
          Auxiliary facilities, including roads and parking lots, rail sidings, grounds and fences, administration building, maintenance building and vehicles.

          The constant costs incurred for these matters shall be allocated to each of Rubicon's plants and each of the RCI plants in the same proportion as the gross fixed capital allocated to each such plant bears to the total gross fixed capital of Rubicon and the RCI plants.

     E.   Direct Labor
          ------------

          Accounting Department
          Management Information Services Department
          Personnel Department
          Guards Department

          Medical Department
          Safety Department
          Janitorial Department
          Factory Management Department
          Liability Insurance

          The constant costs of the above Departments and Liability Insurance shall be allocated to each plant in the same proportion as the direct labor salaries expected to be charged to each plant at the current annual budgeted level of activity is to the total direct labor salaries expected to be charged to all plants at the current annual budgeted level of activity.

     F. In the event there is a material change in the annual level of activity from the current annual budgeted level of activity used as the basis for allocating costs in this Section V., then this basis will be revised to reflect such change in such allocation for the remaining part of that year.

VI.  ALLOCATION OF VARIABLE COSTS TO USERS AND RCI
     ---------------------------------------------

     The variable costs will be charged to the Users and RCI using:

     A.   Standard Cost per unit times actual units produced.
          -------------

     B.   Variations from standard cost per unit of production
          -----------------------------

          (1   Price Variance
               --------------

               Price variance is the difference between monthly average actual cost per unit and standard cost per unit multiplied by the actual units consumed in each plant calculated and distributed to products on the basis of output of each product.

          (2   Usage Variance
               --------------

               Usage variance is the difference between actual usage on a year-to-date weighted average basis and the standard allowance multiplied by the standard cost calculated and distributed to products on the basis of output of each product.

VII.  ALLOCATION OF TRANSPORTATION COSTS TO USERS AND RCI
      ---------------------------------------------------

      The costs of transportation incurred for deliveries of a product as directed by a User or RCI shall be allocated to such User or RCI.

VIII. ALLOCATION OF INCOME TAXES TO USERS
      -----------------------------------

      The cost of Rubicon's income taxes will be allocated equally to the Users.

IX.   BILLING AND PAYMENT
      -------------------

      Bills for all costs incurred in each month shall be submitted to each User and RCI not later than the 15th working day of the following month and shall be payable within 10 days from the billing date.

X.    PERIODIC REPORTING
      ------------------

      A.  Monthly
          -------

          Rubicon shall make monthly reports to each User and RCI, respectively, as appropriate, covering monthly billing detail, aniline production/inventory, DPA production/inventory, benzene inventory/consumption, reconciliation of cash advances, reconciliation of construction bank account, and an analysis of the variable, constant and capital based costs incurred with respect to each of Rubicon's plants and each of the RCI plants, including those for Off-sites and the allocation thereof.

                      EXHIBIT B TO THE OPERATING AGREEMENT
                      ------------------------------------




                                 FORM OF LEASE
                                 -------------

                      EXHIBIT C TO THE OPERATING AGREEMENT
                      ------------------------------------




                          FORM OF FINANCING AGREEMENT
                          ---------------------------

                              FINANCING AGREEMENT

          AGREEMENT (for convenience called "Financing Agreement") entered into as of the 28th day of December 1981, by and among Rubicon Inc. ("Rubicon"), a Louisiana corporation having its principal office at Geismar, Louisiana, Rubicon Chemicals Inc. ("RCI"), a Louisiana corporation having its principal office at Geismar, Louisiana, ICI Americas Inc. ("ICI-AM"), a Delaware corporation having its principal office at One Rollins Plaza, Wilmington, Delaware 19897, ICI American Holdings Inc. ("ICI-AH"), a Delaware corporation having its principal office at One Rollins Plaza, Wilmington, Delaware 19897, and UNIROYAL, Inc. ("Uniroyal"), a New Jersey corporation having its principal office at Benson Road, Middlebury, Connecticut 06749;

                                   WHEREAS:

          (1) RCI, ICI-AM and Uniroyal are the parties to a so-called Financing Agreement ("Original Financing Agreement"), dated as of April 1, 1977; and

          (2) RCI and Rubicon are the parties to a so-called Exchange Agreement ("Exchange Agreement") of even date herewith pursuant to which RCI transferred certain assets to Rubicon and Rubicon assumed certain liabilities of RCI; and

          (3) in furtherance of the Exchange Agreement, RCI wishes to assign its rights and obligations under the Original Financing Agreement to Rubicon and Rubicon wishes to accept and assume such right and obligations; and

          (4) ICI-AM and Uniroyal wish to consent to such assignment of the Original Financing Agreement; and

          (5) coincident with the aforementioned assignment, the parties to the Original Financing Agreement and this Financing Agreement wish to amend and restate the Original Financing Agreement as set forth in this Financing Agreement; and

          (6) ICI-AH and Uniroyal are the owners, in equal parts, of all of the shares of Rubicon; and

          (7) Rubicon operates its facilities solely for the benefit of ICI-AM and RCI, both of which are wholly-owned subsidiaries of ICI-AH, and Uniroyal in accordance with an agreement (the "Operating Agreement") of even date herewith among ICI-AM, Uniroyal, RCI and Rubicon; and

          (8) ICI-AH, ICI-AM and Uniroyal wish to provide certain of the financing required by Rubicon for its fixed and working capital as hereinafter set forth;

          NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows.

          2.   Assignment of Original Financing Agreement
               and Its Amendment and Restatement
               ------------------------------------------

          1.1 As of the date of this Financing Agreement, RCI hereby assigns all of its rights and obligations under the Original Financing Agreement to Rubicon, and Rubicon hereby accepts, assumes and agrees to perform all such rights and obligations, ICI-AM and Uniroyal hereby consent to such assignment, acceptance and assumption and hereby release RCI from any obligations to them under the Original Financing Agreement.

          1.2 As of the date of this Financing Agreement, the Original Financing Agreement is hereby amended and restated in its entirety to read as set forth in this Financing Agreement.

          2.   Definitions
               -----------

          2.1 All terms which are defined elsewhere in this Agreement or in the Operating Agreement, including the Exhibits thereto, are used in this Agreement as so defined.

          3.   Financing Commitments
               ---------------------

          3.1 ICI-AH and ICI-AM (in solido but acting individually from time to time as determined between them and hereinafter collectively called "ICI") on the one hand, and Uniroyal, on the other hand, hereby each establishes in favor of Rubicon a Fixed Capital Financing Commitment ("F.C.F. Commitment") in such amount which, in the aggregate from time to time, is equal to that part of Rubicon's fixed capital for which it is responsible as determined in accordance with the Operating Agreement (deeming ICI's responsibility to be the responsibilities for fixed capital allocated to ICI-AM and RCI), minus, for each, one half of the sum, from time to time, of Rubicon's equity, capital surplus and retained earnings. ICI and Uniroyal, respectively, shall lend funds to Rubicon pursuant to their respective F.C.F. Commitments upon call by Rubicon as hereinafter provided.

          3.2 ICI and Uniroyal hereby each establishes in favor of Rubicon a Working Capital Financing Commitment ("W.C.F. Commitment") in such amount which, in the aggregate from time to time, is equal to that part of Rubicon's working capital for which it is responsible in accordance with the Operating Agreement (deeming ICI's responsibility to be the responsibilities for working capital allocated to ICI-AM and RCI). ICI and Uniroyal, respectively, shall lend funds to Rubicon pursuant to their respective W.C.F. Commitments upon call by Rubicon as hereinafter provided.

          3.3 The respective F.C.F. Commitments and W.C.F. Commitments (hereinafter collectively referred to, for ICI or Uniroyal, as the "Commitment" and, for both, as the "Commitments") are, as between ICI and Uniroyal, several and not in solido, and neither ICI nor Uniroyal shall have any responsibility in respect of the Commitment of the other.

          4.   Calls on the Commitments
               ------------------------

          4.1 Rubicon shall, from time to time as required by it, call upon ICI and Uniroyal, respectively, to lend to it funds pursuant to their respective Commitments and, for this purpose, shall use its best efforts to estimate the proper allocation of each such call and all such calls cumulatively between them in the anticipated proportions of their respective cumulative Commitments. If at any time and from time to time such calls, in the aggregate, have not been in the proper proportions, Rubicon, ICI and Uniroyal shall adjust the Loans referred to below accordingly.

          5.   Loans
               -----

          5.1 Upon the calls from Rubicon referred to in Section 4, ICI and Uniroyal shall each make a loan ("Loan") to Rubicon in a principal amount equal to its Commitment, adjusted from time to time as provided in paragraph 4.1. Follow ing the making of the first Loans, all Loans made by ICI and Uniroyal, pursuant to calls on their respective Commitments, shall be added to the outstanding principal amount of their respective Loans.

          5.2 The principal of each Loan shall be payable by Rubicon on the 15th workday of each month in an amount equal to the capital based costs, except interest, incurred by Rubicon and allocated to ICI-AM and RCI, on the one hand, and Uniroyal, on the other hand, respectively, in accordance with the Operating Agreement, in the preceding month with respect to the fixed capital financed by such Loan, plus any amount by which the respective then current W.C.F. Commit ments are less than the principal amount of working capital included in the Loans.

          5.3 Each Loan shall bear interest on the unpaid principal amount thereof outstanding, payable monthly in arrears on the 15th of each month, commencing with the first such date after making said Loans, at the rate of 9% per annum calculated on the basis of a year of 365 (or 366) days for the actual number of days elapsed.

          5.4 Payments of principal and interest on each Loan may be made by Rubicon crediting the amounts thereof to the respective obligations of ICI-AM and Uniroyal for capital based costs under the Operating Agreement or rent under the Lease, or a combination thereof, as the case may be.

          6.   Revision of Commitments and Loans
               ---------------------------------

          6.1 If, in accordance with the Operating Agreement, there are changes in the respective fixed or working capital responsibilities of ICI (deeming ICI's responsibility to be the responsibilities of ICI-AM and RCI) and Uniroyal, their respective F.C.F. Commitments and W.C.F. Commitments shall be changed accordingly as of the date of such change. If as a result of such changes the outstanding principal of the respective Loans is lower or higher than the respective Commitments, ICI and Uniroyal, respectively, shall forthwith lend to Rubicon the amount, if any, by which its Loan is too low, and Rubicon shall forthwith pay to ICI and Uniroyal, respectively, the amount, if any, by which its Loan is too high.

          7.   Miscellaneous
               -------------

          7.1 The amount of each F.C.F. and W.C.F. Commitment and Loan shall be subject to audit and verification by Rubicon's independent certified public accountants from time to time and, if and to the extent found to be incorrect, shall be appropriately adjusted as provided herein to reflect the correct amounts. Subject to such audit and verification and appropriate adjustment, if any, the principal amount of each F.C.F. and W.C.F. Commitment and Loan shall be as determined from Rubicon's books and records.

          7.2 Failure by any party to insist, in any one or more instances, upon a strict performance of any of the terms of this Agreement or the waiver by any party of any term or right or any default of any other party hereunder will not be deemed or construed as a waiver or a relinquishment for the future of any such term, right or default.

          7.3 This Agreement may be amended by written instrument executed on behalf of each party hereto (except RCI which is a party hereto only for the purpose of the assignment in paragraph 1.1) by an authorized officer thereof.

          7.4 All questions relating to the validity, interpretation or performance of this Agreement will be determined in accordance with the law of the State of Louisiana.

          7.5 Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given by one party to another if the same shall have been mailed in a sealed envelope, postage prepaid, certified or registered mail, addressed to Rubicon as follows:

               One Rollins Plaza
               Wilmington, Delaware  19897

               Attention:  Vice President

addressed to ICI-AH and ICI-AM as follows:

               Wilmington, Delaware  19897

               Attention:  Secretary

addressed to Uniroyal as follows:

               Benson Road
               Middlebury, Connecticut  06749

               Attention:  Secretary
or otherwise addressed with respect to any party as such party may designate by written notice to the other parties.

          7.6 This Agreement shall be binding upon and shall enure to the benefit of the parties, their successors and permitted assigns. This Agreement may not be assigned by RCI or Rubicon. It shall be assigned by ICI-AH and ICI-AM, on the one hand, or by Uniroyal, on the other hand, in and only in conjunction with an assignment of the Operating Agreement, as provided therein.

          7.7 This Agreement shall continue in effect for as long as the Operating Agreement continues in effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement in quintuplicate as of the date first above written.

                                        Rubicon Inc.


                                        By______________________________________


                                        Rubicon Chemicals Inc.


                                        By______________________________________


                                        ICI Americas Inc.


                                        By______________________________________


                                        ICI American Holdings Inc.


                                        By______________________________________

                                        UNIROYAL, Inc.


                                        By______________________________________

                     EXHIBIT D TO THE OPERATING AGREEMENT
                     ------------------------------------




                      FORM OF UTILITIES SERVICES AGREEMENT
                      ------------------------------------

                     EXHIBIT E TO THE OPERATING AGREEMENT
                     ------------------------------------


                            BENZENE SPECIFICATIONS
                            ----------------------

                     EXHIBIT F TO THE OPERATING AGREEMENT
                     ------------------------------------


                       ANHYDROUS AMMONIA SPECIFICATIONS
                       --------------------------------

                     EXHIBIT G TO THE OPERATING AGREEMENT
                     ------------------------------------


                            ANILINE SPECIFICATIONS
                            ----------------------